                              CINERGY COOLING CORP.
                         STATEMENT OF INCOME (UNAUDITED)
                          QUARTER ENDED MARCH 31, 1997
                                 (in thousands)
                                                                 Cinergy Cooling

Operating Revenues ...........................................            $   0

Operating Expenses
Other operation ..............................................                0
Income Taxes .................................................                0
Taxes other than income taxes ................................                0
                                                                          -----
                                                                               0

Operating Income .............................................             --

Other Income and Expense - Net
Income Taxes .................................................              281
Other - net ..................................................             (808)
                                                                          -----
                                                                           (527)

Income (Loss) Before Interest and
Other Charges ................................................             (527)

Other interest ...............................................               (4)
                                                                          -----

Net Income (Loss) ............................................            $(523)

                              CINERGY COOLING CORP.
                            BALANCE SHEET (UNAUDITED)
                                AT MARCH 31, 1997
                                 (in thousands)

ASSETS

Current Assets
Accounts receivable ..........................................            $ --
Accounts receivable - affiliates .............................              --
Other ........................................................              --
                                                                          ------
                                                                          ------


Other Assets
Nonutility property ..........................................              --
Accumulated depreciation .....................................              --
                                                                          ------
                                                                          ------

Construction work in progress ................................             8,744
                                                                          ------
                                                                           8,744

Other ........................................................                 9
                                                                          ------
                                                                           8,753

                                                                          $8,753

CAPITALIZATION AND LIABILITIES

Common Stock Equity
Paid-in capital ...........................................            $   --
Retained earnings (deficit) ...............................              (1,319)
                                                                       --------
Total common stock equity .................................              (1,319)

Current Liabilities
Accounts payable ..........................................                --
Accounts payable - affiliates .............................              10,352
Accrued taxes .............................................                (280)
                                                                       --------
                                                                          10,072

Other Liabilities
Deferred income taxes .....................................                --
Other .....................................................                --
                                                                       --------


                                                                        $  8,753